Exhibit 99.1

Perma-Fix Announces that its Subsidiary, Perma-Fix Medical, has entered into a Letter of Intent as to a Planned Strategic Partnership and Investment from Digirad Corporation

ATLANTA - January 15, 2015 - Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that its Polish subsidiary, Perma-Fix Medical, S.A. (WAR: PFM), has entered into a preliminary Letter of Intent to form a strategic partnership and secure investment from Digirad Corporation (NASDAQ: DRAD), one of the largest national providers of in-office nuclear cardiology imaging services. Digirad uses Technetium-99m (Tc-99m) in its nuclear imaging services business and provides imaging expertise to the medical community.

Under the Agreement, Digirad Corporation will invest $1 million into Perma-Fix Medical, which is a publicly traded company listed on the NewConnect market of the Warsaw Stock Exchange. The investment, when completed, would constitute approximately 5.4% of the outstanding common shares of Perma-Fix Medical. When completed, Digirad will have the right to appoint one member to Perma-Fix Medical’s Supervisory Board, and a second appointee to either the Supervisory Board or the management team.

The investment and agreements with Digirad are subject to numerous conditions, including, but not limited to, entering into definitive supply, stock purchase and other agreements, approval by the Boards of Perma-Fix and Digirad and obtaining required approvals by Polish regulatory authorities as to issuance of the shares to Digirad.

In connection with the Agreement, Digirad will assist Perma-Fix Medical in the development of and commercialization of Perma Fix Medical’s proprietary process to produce Tc-99m without the use of uranium, as well as provide its expertise in the medical imaging business. Upon commencement of Tc-99m production, Perma-Fix Medical will supply Digirad with Tc-99m at a preferred rate.

Dr. Lou Centofanti, CEO of Perma-Fix Environmental Services, Inc., commented, “This strategic partnership and investment from Digirad, when completed, is further validation of our technology and will help accelerate development and commercialization of our proprietary process to produce Tc-99m without the use of uranium. Digirad is an ideal partner as they bring both industry and technological expertise as one of the leading users of Tc-99m, and we look forward to working closely with Matt and the rest of the Digirad team.”

Dr. Centofanti continued, “This arrangement with Digirad follows on the heels of successful testing by POLATOM in Warsaw, Poland and the Missouri University Research Reactor (MURR) in Columbia, Missouri, and the receipt of necessary approvals which allowed Perma-Fix Medical to close the previously-disclosed escrow account whereby Perma-Fix Medical was able to deliver certain shares of its previously sold stock and received out of escrow approximately $1,330,000. Looking ahead, we are focused on establishing additional strategic partners involved in the supply chain, and look forward to moving ahead with regulatory approval in the near future.”

Matt Molchan, President and CEO of Digirad Corporation, stated, “We are excited about this new partnership with Perma-Fix Medical. As one of the leading users of Tech-99m in the industry, we have a unique insight to the development process of Tc-99m. The current process for producing Tc-99m is costly and lacks a worldwide infrastructure for future development and growth, and can experience supply disruptions from time to time. We believe the Perma-Fix Medical technology solution can develop into the standard of production of Tc-99m for many years into the future and eliminate the past supply disruption issues. In addition to the economic benefits, there are numerous environmental, political and social benefits to Perma-Fix’s new process and we look forward to helping advance this technology through commercialization.”

About Tc-99m
Tc-99m is the most widely used medical isotope in the world. It allows medical practitioners to image internal body organs and is used in 80-85% of the 25 million diagnostic nuclear medical procedures each year in the U.S. alone. Common procedures include: cardiac imaging; cancer detection bone scans; gastrointestinal issues; imaging of the brain, kidney, spleen; and imaging for infections. The radioisotope market in Europe alone is expected to reach $1.6 billion in 2017, up from $1.1 billion in 2012.

Nearly all of the world’s supply of Tc-99m comes from the thermal fission of highly enriched uranium (HEU) targets in a small number of highly specialized reactors. The current process is costly and from time to time, has experienced disruptions which has resulted in short-term shortages. The current process also raises serious proliferation concerns related to the threat associated with international production, transportation and/or use of HEU in the production of medical isotopes.

Perma-Fix Medical’s technology overcomes these issues by using neutron capture to activate natural molybdenum, a common metal, to produce Mo-99, which decays into Tc-99m. Unlike conventional processes, the Perma-Fix Medical process can be produced locally using standard research and commercial reactors, thereby eliminating the need for special purpose reactors. The new process encompasses the full production cycle, from reactor to final medical supply, and should be easily deployable around the world within the current industry infrastructure.

To overcome past issues with neutron activation of molybdenum, Perma-Fix Medical has developed a specialized resin that is radiation resistant and holds large quantities of molybdenum, but at the same time releases almost 90% of the Tc-99m as it forms from the decay of Mo-99. The resin, loaded with the activated Mo-99, is placed in a technetium generator and slowly washed with a saline based solution. The eluent solution containing Tc-99m has been shown to meet targeted USP standards for pertechnetate.

About Digirad
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

About Perma-Fix Medical
Perma-Fix Medical is a subsidiary of Perma-Fix Environmental Services Inc., a NASDAQ listed company. It was formed to develop, obtain FDA and other regulatory approval and commercialize a new process to produce Technetium-99, the most widely used medical isotope in the world. The new process is expected to solve worldwide shortages of Tc-99m as it is less expensive, does not require the use of government-subsidized, weapons-grade materials and can be easily deployed around the world using standard research and commercial reactors, thereby eliminating the need for special purpose reactors. Please visit Perma Fix Medical at http://www.medical-isotope.com.

About Perma-Fix Environmental Services
Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities nationwide. Please visit Perma Fix Environmental Service at http://www.perma-fix.com.

This press release contains “forward‑looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions including, but not limited to, completion of agreements between Digirad and Perma-Fix Medical, validation of our technology, development and commercialization of the Tc-99 process and the benefits of such process. These risks are detailed in Perma-Fix Environmental Services and Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and each company undertakes no obligation to revise or update the forward-looking statements contained herein.

Contacts:

For Perma-Fix Environmental Services and Perma Fix Medical
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316

For Digirad Corporation
Jeffry Keyes
Chief Financial Officer
(858) 726-1600
ir@digirad.com